CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 23, 2011,  relating to the financial statements and financial highlights of Franklin Templeton Emerging Market Debt Opportunities Fund, which appears in the July 31, 2011 Annual Report to Shareholders of Franklin Global Trust, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 23, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 19, 2011,  relating to the financial statements and financial highlights of Franklin International Growth Fund, Franklin International Small Cap Growth Fund, Franklin Global Real Estate Fund and Franklin Large Cap Equity Fund which appear in the July 31, 2011 Annual Report to Shareholders of Franklin Global Trust, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 23, 2011